Exhibit 99.1

Off The Hook YS To Rebrand as NextBoat and Change Ticker Symbol to “NXB”

Wilmington, NC – May 19, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and one of the largest buyers and sellers of used boats in the United States, today announced that it will officially rebrand as NextBoat Inc. and change its ticker symbol from “OTH” to “NXB” on the NYSE American, effective on or about May 29, 2026.

The rebrand reflects the Company’s evolution from a traditional yacht brokerage business into an AI-powered technology platform designed to modernize and scale the global pre-owned marine marketplace. While Off The Hook Yachts was the foundation of the Company, management believes the name no longer reflects the scale, technology, or long-term vision of the business.

“Off The Hook Yachts was where we started, but NextBoat represents where we are going,” said Brian John, Chief Executive Officer. “We are building a technology platform that empowers brokers, dealers, resellers, and marine entrepreneurs to buy and sell boats more efficiently through artificial intelligence, automation, and data-driven infrastructure.” Importantly, Off The Hook Yachts will continue operating as a core division under NextBoat, focused primarily on B2B dealer transactions and inventory liquidation, allowing dealers to wholesale trade-ins and aged inventory through the platform.

NextBoat is far more than a marketplace. The platform enables brokers, buyers, dealers, and resellers to source inventory, access AI-driven valuations, secure financing, and complete transactions digitally within a single ecosystem. At its core, NextBoat is designed to power a growing network of independent marine entrepreneurs—including brokers, wholesalers, and resellers—allowing them to operate their businesses without the traditional overhead of brick-and-mortar dealerships or brokerage offices. Rather than building expensive physical locations, the Company believes technology enables a scalable, decentralized distribution network, where participants can buy and sell boats from virtually anywhere while leveraging NextBoat’s technology, capital, financing, and operational infrastructure. NextBoat is embedding artificial intelligence throughout the transaction process, including:

●	AI-Driven Valuations to improve pricing accuracy
●	AI-Assisted Acquisition to identify undervalued and off-market opportunities
●	AI-Driven Closings (Next Phase) designed to automate documentation and workflows to support significant transaction growth
●	AI-Powered Matching to connect buyers and sellers more efficiently

“We’re entering a phase where technology doesn’t just support transactions—it executes them,” said Blake Phillips, Chief Operating Officer. “This is how we believe we can scale efficiently without traditional overhead. We are an AI driven technology platform that allows us to be the largest buyer and seller of pre-owned boats. Just as technology transformed how people buy homes, cars, and travel, we believe boating is approaching its own major digital transformation. Our goal is not simply to participate in this evolution, we intend to define it.”

NextBoat combines:

●	Consumer marketplace transactions
●	Dealer trade-in and wholesale liquidity through Off The Hook Yachts
●	Auction and liquidation channels
●	Financing and insurance solutions
●	Long-term ownership and marine services

The Company believes each transaction strengthens its proprietary data ecosystem, improving pricing intelligence, inventory acquisition, and transaction efficiency over time. “Our goal is to do for boats what modern technology platforms have done for other industries—bring speed, transparency, and scalability to a fragmented market,” added John.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations
ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.